Exhibit 99.1

OPENWAVE REPORTS FOURTH QUARTER FISCAL 2011 FINANCIAL RESULTS

REDWOOD CITY, CA – August 1, 2011 – Openwave Systems Inc. (Nasdaq: OPWV), a global software innovator delivering all-Internet Protocol (all-IP) mediation and messaging solutions, today announced that revenues for the fourth fiscal quarter ended June 30, 2011 were $35.2 million, compared with $38.9 million in the prior quarter ended March 31, 2011 and $43.6 million in the June quarter in the preceding fiscal year. Bookings for the quarter were $28.5 million, and the company ended the quarter with $96.8 million in cash and investments.

In conjunction with today’s results, Openwave also announced a detailed restructuring plan to refocus its business and improve operating profit margins (see separate press release).

“Consistent with the contingencies of our long-term operating plan, and reflective of our disciplined response to the recent trends in our bookings and industry purchasing patterns, we are fundamentally resetting the business - structurally and strategically. Our goal is to continue the turnaround process that aims to build value for customers and shareholders, and put the company on the path toward profitability and future growth,” said Ken Denman, chief executive officer. “The Board and management team are decisively and prudently focusing on the all-IP product platforms that are gaining the most traction in the market and sharply reducing our investments in legacy products, realigning our R&D to effectively support our existing customers and our narrower portfolio of products, and relying more on our channel partners to drive our new sales programs. These actions are designed to sharply reduce our operating expenses while allowing us to continue to serve our customers and position the company for profitability.”

On a GAAP basis, net loss for the fourth fiscal quarter ended June 30, 2011 was $8.0 million or $0.09 per share, compared with a net loss of $10.8 million, or $0.13 per share, in the prior quarter and net loss of $2.9 million or $0.03 per share, in the June quarter in the preceding year.

Openwave Reports Fourth Quarter 2011

On a non-GAAP basis, net loss for the fourth fiscal quarter ended June 30, 2011 was $8.3 million or $0.10 per share, compared with a net loss of $6.5 million or $0.08 per share, in the prior quarter and a net loss of $61,000, or $0.00 per share, in the June quarter in the preceding year. Non-GAAP net loss excludes restructuring, impairments on investments, amortization of intangibles and stock-based compensation, amounts associated with certain unusual events, discontinued operations, certain losses on investments and the tax impact of these items.

A reconciliation between net loss and net loss per share on a GAAP basis and a non-GAAP basis is provided below in a table immediately following the Condensed Consolidated Statements of Operations.

Non-GAAP Measure

The company’s stated results include the non-GAAP measures: non-GAAP net loss and non-GAAP net loss per share. These non-GAAP measures exclude certain items that generally are non-recurring events or are non-cash items that many other companies exclude, in order to compare Openwave with other companies, such as stock-based compensation and amortization of intangibles. These non-GAAP measures also exclude items which management does not consider in evaluating Openwave’s on-going business, such as restructuring costs, impairments on investments, and discontinued operations. Openwave considers non-GAAP net loss to be an important measure because it provides a useful measure of the operational performance of Openwave and is used by Openwave’s management for that purpose. In addition, investors often use measures such as these to evaluate the financial performance of a company. These non-GAAP measures are presented for supplemental informational purposes only for understanding Openwave’s operating results. These non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Conference Call Information

Openwave has scheduled a conference call for 5:00 p.m. eastern daylight time today to discuss its financial results for its fourth quarter ended June 30, 2011. Interested parties may access the conference call over the Internet through Openwave’s website at www.openwave.com or by telephone at (877) 941-1427 or (480) 629-9664 (international). A replay of the conference call will be available for two weeks beginning at approximately 8:00 p.m. eastern daylight time today by calling 800-406-7325. The replay can be accessed internationally by calling 303-590-3030. Reservation number: 4449904#.

Openwave Reports Fourth Quarter 2011

A live webcast of the call, together with supplemental financial information, will also be available on the Earnings & Metrics section of Openwave’s website at http://investor.Openwave.com. A replay will be available on the website for at least three months.

About Openwave Systems

Openwave Systems Inc. (Nasdaq: OPWV) is a global software innovator delivering all-Internet Protocol (all-IP) mediation and messaging solutions that enable communication service providers to create and deliver smarter services.

Building on its mobile data heritage, Openwave mobilizes the Internet with data-driven solutions that comprehensively enhance IP traffic and increase the value of the mobile network. Openwave arms its customers with a 360-degree view of network activity plus the tools to help them proactively optimize network resources (Congestion Control), react to user behavior with smarter data plans and services (Price Plan Innovation), and deliver a contextually relevant messaging experience (Converged Messaging).

Openwave is a global company with a blue chip customer base spanning North America, Latin America, Australia and New Zealand, Asia, Africa, Europe, and the Middle East. Openwave is headquartered in Redwood City, California.

Openwave and the Openwave logo are trademarks of Openwave Systems Inc. All other trademarks are the properties of their respective owners.

Cautionary Note Regarding Forward Looking Statements

The statements in this press release in Mr. Denman’s quote with respect to future events or expectations are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1943 and Section 27A of the Securities Act of 1933. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from those projected. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Openwave assumes no obligation to update the forward-looking statements included in this press release.

In particular, the following factors, among others, could cause actual results to differ materially from those projected: (a) the current economic climate may impede the growth of wireless data demand, which could impede customer trials and the ability of Openwave to monetize its intellectual property portfolio; (b) Openwave may not be able to make changes in business strategy, development plans and product offerings to respond to any changes in wireless demand needs of its customers; and (c) Openwave’s cost cutting measures may not result in the cost reductions Openwave expects, or may have an unexpected negative effect on Openwave’s ability to service its customers, either of which would have an adverse effect on Openwave’s operating results.

For a detailed discussion of these and other factors that may cause these forward looking statements not to come true, please refer to the risk factors discussed in Openwave’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011. These documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Openwave’s website at www.openwave.com.

Openwave Reports Fourth Quarter 2011

For More Information: Investor Relations Mike Bishop The Blueshirt Group mike@blueshirtgroup.com Tel: 415-217-4968	Public Relations Vikki Herrera Openwave Systems Inc. Vikki.Herrera@openwave.com Tel: 650-480-6753

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(In thousands)

	June 30, 2011	June 30, 2010
Assets
Current Assets:
Cash, cash equivalents and short-term investments	$81,213	$106,146
Accounts receivable, net	22,293	31,160
Prepaid and other current assets	15,808	18,018

Total current assets	119,314	155,324

Property and equipment, net	6,680	8,365
Long-term investments and restricted cash and investments	15,630	13,222
Deposits and other assets	5,373	9,231
Goodwill	267	267
Intangible assets, net	553	2,200

Total assets	$147,817	$188,609

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$7,014	$4,658
Accrued liabilities	19,810	20,584
Accrued restructuring costs	13,660	15,128
Deferred revenue	29,088	35,132

Total current liabilities	69,572	75,502

Accrued restructuring costs, less current portion	12,515	23,820
Deferred revenue, less current portion	9,370	11,800
Deferred rent obligations and long-term taxes payable	1,415	4,728

Total liabilities	92,872	115,850

Stockholders’ equity	54,945	72,759

Total liabilities and stockholders’ equity	$147,817	$188,609

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS-UNAUDITED

(In thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	June 30, 2011	March 31, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Revenues:
License	$10,273	$11,935	$15,684	$44,612	$51,938
Maintenance and support	10,677	11,513	14,993	50,096	62,183
Services	14,254	15,436	12,940	56,819	69,183
Patents	10	8	—	4,019	—

Total revenues	35,214	38,892	43,617	155,546	183,304

Cost of revenues:
License	424	74	121	606	655
Maintenance and support	3,965	4,176	4,636	16,257	18,050
Services	11,949	12,423	9,506	44,853	51,919
Amortization of intangible assets	409	409	420	1,647	1,680

Total cost of revenues	16,747	17,082	14,683	63,363	72,304

Gross profit	18,467	21,810	28,934	92,183	111,000

Operating Expenses:
Research and development	9,836	9,911	10,835	41,617	41,045
Sales and marketing	11,508	12,842	10,303	46,528	43,096
General and administrative	7,167	6,867	7,917	26,103	29,107
Restructuring and other related costs	524	2,164	1,374	4,252	5,133

Total operating expenses	29,035	31,784	30,429	118,500	118,381

Operating loss from continuing operations	(10,568)	(9,974)	(1,495)	(26,317)	(7,381)
Interest and other expense, net	(433)	(467)	(70)	(653)	(28)

Pre-tax loss from continuing operations	(11,001)	(10,441)	(1,565)	(26,970)	(7,409)
Income taxes	370	383	1,294	1,925	2,964

Net loss from continuing operations	(11,371)	(10,824)	(2,859)	(28,895)	(10,373)
Non-cash income from discontinued operations	3,411	—	—	3,411	—
Gain on sale of discontinued operations, net of tax	—	—	—	2,236	4,516

Net loss	$(7,960)	$(10,824)	$(2,859)	$(23,248)	$(5,857)

Basic and diluted net income (loss) per share from:
Continuing operations	$(0.13)	$(0.13)	$(0.03)	$(0.30)	$(0.12)
Discontinued operations	0.04	—	—	0.03	0.05

Net loss per share	$(0.09)	$(0.13)	$(0.03)	$(0.27)	$(0.07)

Shares used in basic and diluted net income (loss) per share	85,216	84,761	83,740	84,577	83,500
Stock-based compensation by category:
Maintenance and support	$33	$48	$28	$166	$136
Services	40	60	40	205	212
Research and development	86	119	95	451	331
Sales and marketing	118	142	121	577	531
General and administrative	271	287	204	1,084	804

	$548	$656	$488	$2,483	$2,014

OPENWAVE SYSTEMS INC.

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME (LOSS)

(In thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	June 30, 2011	March 31, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Reconciliation between GAAP and Non-GAAP net loss:
Net loss	$(7,960)	$(10,824)	$(2,859)	$(23,248)	$(5,857)
Exclude:
Restructuring costs	524	2,164	1,374	4,252	5,133
Amortization of intangibles	409	409	420	1,647	1,680
Stock-based compensation	548	656	488	2,483	2,014
Amounts associated with unusual events(a)	1,044	822	557	1,870	418
Discontinued operations, net	(3,411)	—	—	(5,647)	(4,516)
Realized losses and other-than-temporary impairments of investments	632	276	—	908	2,272
Tax impact of reconciling items(b)	(49)	(47)	(41)	(186)	(175)

Non-GAAP net income (loss)	$(8,263)	$(6,544)	$(61)	$(17,921)	$969

Diluted GAAP net loss per share	$(0.09)	$(0.13)	$(0.03)	$(0.27)	$(0.07)
Exclude:
Restructuring costs	$—	$0.03	$0.02	$0.05	$0.06
Amortization of intangibles	$—	$—	$—	$0.02	$0.03
Stock-based compensation	$0.01	$0.01	$—	$0.03	$0.02
Amounts associated with unusual events(a)	$0.01	$0.01	$0.01	$0.02	$(0.01)
Discontinued operations, net	$(0.04)	$—	$—	$(0.07)	$(0.05)
Realized losses and other-than-temporary impairments of investments	$0.01	$—	$—	$0.01	$0.03
Tax impact of reconciling items(b)	$—	$—	$—	$—	$—

Diluted non-GAAP net income (loss) per share	$(0.10)	$(0.08)	$—	$(0.21)	$0.01

Shares used in computing diluted earnings per share	85,216	84,761	83,740	84,577	85,127

(a)	Relates to legal fees regarding lawsuits and other unusual events, net of insurance reimbursements.
(b)	The tax impact relates to tax benefits related to amortization of intangibles and stock-based compensation.

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Three Months Ended			Twelve Months Ended
	June 30, 2011	March 31, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Operating activities:
Net loss	$(7,960)	$(10,824)	$(2,859)	$(23,248)	$(5,857)
Gain on sale of discontinued operations	—	—	—	(2,236)	(4,516)
Reconciling items:
Depreciation, amortization of intangibles and stock-based compensation	2,276	2,441	2,106	9,379	9,124
Non-cash restructuring charges	237	267	337	1,109	1,681
Non-cash income from discontinued operations	(3,411)	—	—	(3,411)	—
Provision for (recovery of) doubtful accounts	(183)	45	395	(351)	(69)
Other non-cash items, net	300	363	376	1,347	1,904
Realized losses and other-than-temporary impairments of investments	645	276	—	921	2,272
Changes in operating assets and liabilities	3,973	(4,042)	(3,647)	(4,994)	(13,763)

Net cash used for operating activities	(4,123)	(11,474)	(3,292)	(21,484)	(9,224)

Investing activities:
Purchases of property and equipment, net	(876)	(533)	(1,166)	(4,045)	(3,159)
Sale of discontinued operations, net	—	—	—	2,236	4,516
Proceeds of investments, net	(3,207)	10,594	4,902	7,240	(23,949)
Maturities of restricted cash and investments, net	—	141	—	357	418

Net cash provided by (used for) investing activities	(4,083)	10,202	3,736	5,788	(22,174)

Financing activities:
Net proceeds from issuance of common stock	749	454	645	2,027	988
Fees on line of credit	—	—	—	—	(200)

Cash provided by financing activities	749	454	645	2,027	788

Net increase (decrease) in cash and cash equivalents	(7,457)	(818)	1,089	(13,669)	(30,610)
Cash and cash equivalents at beginning of period	54,723	55,541	59,846	60,935	91,545

Cash and cash equivalents at end of period, including discontinued operations	$47,266	$54,723	$60,935	$47,266	$60,935